Contact:  LEEANN GEPHART, CHIEF BANKING OFFICER
FIRST CITIZENS COMMUNITY BANK
15 S. MAIN STREET
MANSFIELD, PA 16933
570-545-6005
570-662-8512 (FAX)

citizens financial services, inc. reports unaudited full year and fourth quarter 2025 financial results

MANSFIELD, PENNSYLVANIA— JANUARY 29, 2026 – Citizens Financial Services, Inc (Nasdaq: CZFS), parent company of First Citizens Community Bank (the “Bank”), released today its unaudited consolidated financial results for the three months and year ended December 31, 2025.

Highlights

•
Net income was $36,572,000 for 2025, which is $8,754,000, or 31.5%, more than 2024’s net income due to the increase in net interest income after the provision for credit losses of $11,758,000.  The effective tax rate for 2025 was 18.9% compared to 17.4% in 2024.

•
Net income was $10,483,000 for the three months ended December 31, 2025, which was $2,500,000 more than the net income for 2024’s comparable period due to an increase in net interest income after the provision for credit losses of $2,838,000. The effective tax rate for the three months ended December 31, 2025 was 19.0% compared to 16.4% in the comparable period in 2024.

•
Net interest income before the provision for credit losses was $98,001,000 for 2025, an increase of $11,546,000, or 13.4%, over 2024 and was primarily due to an increase in investment income and a decrease in interest expense.

•
The provision for credit losses for the three months and the year ended December 31, 2025 was $500,000 and $2,375,000, respectively, compared to no provision and $2,587,000 for the three months and the  year ended December 31, 2024, respectively. The provision for the 2025 periods was driven by the current economic forecasts and specific reserves for non-accrual loans at December 31, 2025. The provision for 2024 was significantly impacted by loans that were not sold as part of the sale of a division known as Braavo that occurred in the first quarter of 2024. The vast majority of the Braavo loans that were retained after the sale were originated by Huntington Valley Bank in 2023 prior to the acquisition and were current as of the acquisition date in 2023.  The provision for 2024, directly attributable to these loans, was $1,806,000.

•
Return on average equity for the three months (annualized) and the year ended December 31, 2025 was 12.53% and 11.51% compared to 10.63% and 9.59% for the three months (annualized) and the year ended December 31, 2024, respectively. If the provision for the credit losses attributable to the Braavo loans and the gain on the sale of Braavo are excluded, the return on average equity for the year ended December 31, 2024 would have been 9.84% (non-GAAP) (1).

•
Return on average tangible equity (non-GAAP) for the three months (annualized) and the year ended December 31, 2025 was 17.01% and 15.94% compared to 15.10% and 13.84% for the three months (annualized) and the year ended December 31, 2024, respectively. If the provision for the credit losses attributable to the Braavo loans and the gain on the sale of Braavo are excluded, the return on average tangible equity for the year ended December 31, 2024 would have been 14.19% (annualized) (1).

•
Return on average assets for the three months (annualized) and the year ended December 31, 2025 was 1.37% and 1.21% compared to 1.06% and 0.93% for the three months (annualized) and the year ended December 31, 2024, respectively. If the provision for the credit losses attributable to the Braavo loans and the gain on the sale of Braavo are excluded, the return on average assets for the year ended December 31, 2024 would have been 0.96% (non-GAAP). (1).

•
Non-performing assets increased $578,000 since December 31, 2024 and totaled $29,190,000 as of December 31, 2025. During the fourth quarter of 2025, the Bank recognized additional interest income of $878,000 from payments associated with two relationships that were previously on non-accrual status, and charged-off interest of $577,000 related to two relationships being placed on non-accrual status in the fourth quarter. As a percent of total loans, non-performing assets totaled 1.24% as of December 31, 2025 and 2024.

2025 Compared to 2024

•
For 2025, net income totaled $36,572,000 which compares to net income of $27,818,000 for 2024, an increase of $8,754,000. Basic and diluted earnings per share were $7.62 for 2025 compared to $5.80 and $5.79 per share, respectively, for 2024.  Return on equity for 2025 and 2024 was 11.51% and 9.59%, while return on assets was 1.21% and 0.93%, respectively. The increase in performance when comparing 2025 to 2024 was due to an increase in the net interest margin from 3.13% to 3.50%.

•
Net interest income before the provision for credit losses for 2025 totaled $98,001,000 compared to $86,455,000 for 2024, an increase of $11,546,000, or 13.4%.  Average interest earning assets increased $37,517,000 in 2025 compared to 2024, primarily due to an increase in taxable investments and average outstanding student loans. Average loans increased $19,425,000, while average investment securities increased $22,647,000. The yield on interest earning assets increased 10 basis points to 5.66%, while the cost of interest-bearing liabilities decreased 31 basis points to 2.69%. As a result, the tax effected net interest margin increased from 3.13% for 2024 to 3.50% for 2025.

•
The provision for credit losses for 2025 was $2,375,000 compared to $2,587,000 for 2024, a decrease of $212,000.  The provision for 2025 was driven by the economic forecasts and the annual update of loss drivers, which includes historical loss data, as well as prepayment and curtailment speeds. Additionally, the provision for 2025 was driven by specific loss reserves on two commercial real estate loans and one other commercial loan placed on non-accrual status in the fourth quarter of 2025. The provision for 2024 was impacted by the Braavo loans as previously mentioned and an increase in past due and classified loans during the second quarter of 2024.

•
Total non-interest income was $14,344,000 for 2025, which is $1,057,000 less than the non-interest income of $15,401,000 for 2024. The primary drivers were the gain on the sale of assets associated with Braavo and earnings on bank owned life insurance due to the passing of a former employee in the first quarter of 2024.

•
Total non-interest expenses for 2025 totaled $64,882,000 compared to $65,586,000 for 2024, which is a decrease of $704,000. Salary and benefit costs increased $55,000 due to additional healthcare expenses and post-employment benefits. There are 12 fewer FTEs in 2025 compared to 2024. The decrease in professional fees and software costs is due to the sale of the Braavo division in 2024.

•
The provision for income taxes increased $2,651,000 when comparing 2025 to 2024 as a result of an increase in income before income tax of $11,405,000. The effective tax rate was 18.9% and 17.4% for 2025 and 2024, respectively.

Three Months Ended December 31, 2025 Compared to 2024

•
For the three months ended December 31, 2025, net income totaled $10,483,000 which compares to net income of $7,983,000 for the comparable period of 2024, an increase of $2,500,000 or 31.3%.  Basic earnings per share of $2.19 for the three months ended December 31, 2025 compares to $1.66 for the 2024 comparable period. Annualized return on equity for the three months ended December 31, 2025 and 2024 was 12.53% and 10.63%, while annualized return on assets was 1.37% and 1.06%, respectively.

•
Net interest income before the provision for credit losses for the three months ended December 31, 2025 totaled $26,211,000 compared to $22,873,000 for the three months ended December 31, 2024, resulting in an increase of $3,338,000, or 14.6%. Average interest earning assets increased $33,040,000 for the three months ended December 31, 2025 compared to the same period last year, primarily due to increases in the average balance of investments and loans. Average loans increased $16,828,000, while average investment securities increased $17,206,000. The tax effected net interest margin for the three months ended December 31, 2025 was 3.69% compared to 3.26% for the same period last year. The yield on interest earning assets increased 12 basis points to 5.77%, while the cost of interest-bearing liabilities decreased 35 basis points to 2.59%.

•
The provision for credit losses for the fourth quarter of 2025 of $500,000 was driven by specific reserves on two commercial real estate loans and one other commercial loan placed on non-accrual status in the fourth quarter of 2025.  There was no provision for credit losses recorded during the three months ended December 31, 2024.

•
Total non-interest income was $3,398,000 for the three months ended December 31, 2025, which was $59,000 more than the comparable period last year.  The primary driver of the increase was an increase in derivative income of $75,000.

•
Total non-interest expenses for the three months ended December 31, 2025 totaled $16,173,000 compared to $16,668,000 for the same period last year, which is a decrease of $495,000, or 3.0%. Salary and employee benefits decreased due to a decrease in headcount of 11 FTEs, commission expense, profit sharing and vacation costs. The decrease in shares tax expense is due to timing and level of charitable contributions that are included in other expenses that generate tax credits utilized by Bank on its Pennsylvania shares tax return.

•
The provision for income taxes increased $892,000 when comparing the three months ended December 31, 2025 to the same period in 2024. This increase was attributable to increase in income before provision for income taxes of $3,392,000.  The effective tax rate was 19.0% and 16.4% for the three months ended December 31, 2025 and 2024, respectively.

Balance Sheet and Other Information:
•
At December 31, 2025, total assets were $3.06 billion, compared to $3.03 billion at December 31, 2024. The loan to deposit ratio as of December 31, 2025 was 98.89% compared to 97.11% as of December 31, 2024.

•
Available for sale securities of $444.7 million at December 31, 2025 increased $18.8 million from December 31, 2024. The yield on the investment portfolio increased from 2.44% to 3.06% on a tax equivalent basis due to securities purchased during a higher rate environment and lower yielding securities maturing. Investment activity for 2025 has focused on replacing securities as they mature with the exception of the purchase of $20.3 million of municipal securities in the third quarter of 2025.

•
Net loans of $2.33 billion  at December 31, 2025 increased of $36.3 million from December 31, 2024, primarily due to an increase in commercial loan activity offset by a decrease in student loans outstanding. The decrease construction loans of $74.9 million is the result of projects in our Delaware market and the southeast Pennsylvania market being completed and the related construction loans either transferring to other portfolios or being paid off.

•
The allowance for credit losses - loans totaled $22,806,000 at December 31, 2025 which is an  increase of $1,107,000 from December 31, 2024. The provision for credit losses in 2025 was based on the economic forecasts and changes in expected prepayment speeds, as well as specific reserves for loans placed on non-accrual status in the fourth quarter of 2025. The provision for credit losses on loans was $1,888,000 for 2025 compared to $3,176,000 for 2024. The provision for off-balance sheet items was $487,000 for 2025 compared to a credit of ($589,000) for 2024.  Loan recoveries and charge-offs were $77,000 and $858,000, respectively, for 2025 compared to loan recoveries and charge-offs of $43,000 and $2,673,000, respectively for 2024. For the three months ended December 31, 2025, loan recoveries and charge-offs were $6,000 and $57,000, respectively.  The allowance for credit losses as a percent of total loans was 0.97% as of December 31, 2025 and 0.94% as of December 31, 2024.

•
Non-performing assets totaled $29.2 million as of December 31, 2025, an increase of $578,000 since December 31, 2024. The increase was driven by two large commercial relationships being placed on non-accrual status during the fourth quarter of 2025, which offset significant pay-offs of non-accrual loans that occurred in the first three quarters of 2025.

•
Deposits decreased $5.0 million from December 31, 2024, to $2.40 billion at December 31, 2025. Competitive pressure for deposits remains high. Brokered CD’s have decreased $33.1 million since December 31, 2024. Additionally, a school district in our southeastern Pennsylvania market saw a decrease in their balance of $58.9 million due to the lack of state budget for parts of 2025. At December 31, 2025, the Bank estimates that deposit balances held by customers in excess of the FDIC insurance limit ($250,000 per insured account) totaled $1.16 billion, or 47.3% of the Bank’s total deposits. Included in this balance are balances held through Intrafi, which provides customers with additional FDIC insurance, as well as deposits collateralized by securities or letters of credit (almost exclusively municipal deposits). The total of these items was $647.7 million, or 27.2% of the Bank’s total deposits, as of December 31, 2025.

•	Borrowed funds totaled $309.4 million as of December 31, 2025, a $11.7 million increase from December 31, 2024, due to a decrease in deposits and increases in loans and investments in 2025.

•
Stockholders’ equity totaled $338.1 million at December, 2025, compared to $299.7 million at December 31, 2024, an increase of $38.3 million. Excluding accumulated other comprehensive loss (AOCL), stockholders’ equity increased $27.2 million and totals $350.4 million (non-GAAP). The increase in stockholders’ equity was attributable to net income for 2025 totaling $36.6 million, offset by cash dividends for 2025 totaling $9.5 million. As a result of decreases in market interest rates impacting the fair value of investment securities and swaps, stockholders’ equity increased due to a decrease in AOCL of $11.1 million from December 31, 2024.

Dividend Declared

On December 2, 2025, the Board of Directors declared a cash dividend of $0.50 per share, which was paid on December 26, 2025 to shareholders of record at the close of business on December 12, 2025. This quarterly cash dividend is an increase of 3.1% over the quarterly cash dividend of $0.485 per share declared one year ago, as adjusted for the 1% stock dividend declared in June 2025.

Citizens Financial Services, Inc. has nearly 1,800 shareholders, the majority of whom reside in markets where its offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance.  Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.  Forward-looking statements are not guarantees of future performance.  Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.  Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this press release or made elsewhere periodically by the Company or on its behalf.  The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

(1)	See reconciliation of GAAP and non-gaap measures at the end of the press release

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(UNAUDITED)
(Dollars in thousands, except per share data)
	As of or For The		As of or For The
	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Income and Performance Ratios
Net Income	$ 10,483	$ 7,983	$ 36,572	$ 27,818
Return on average assets (annualized)	1.37%	1.06%	1.21%	0.93%
Return on average equity (annualized)	12.53%	10.63%	11.51%	9.59%
Return on average tangible equity (annualized) (a)	17.01%	15.10%	15.94%	13.84%
Net interest margin (tax equivalent) (a)	3.69%	3.26%	3.50%	3.13%
Earnings per share - basic (b)	$ 2.19	$ 1.66	$ 7.62	$ 5.80
Earnings per share - diluted (b)	$ 2.18	$ 1.66	$ 7.62	$ 5.79
Cash dividends paid per share (b)	$ 0.500	$ 0.485	$ 1.980	$ 1.931
Number of shares used in computation - basic (b)	4,796,717	4,797,135	4,797,520	4,797,258
Number of shares used in computation - diluted (b)	4,798,194	4,799,578	4,800,093	4,802,139

Asset quality
Allowance for credit losses - loans	$ 22,806	$ 21,699
Non-performing assets	$ 29,189	$ 28,612
Allowance for credit losses - loans to total loans	0.97%	0.94%
Non-performing assets to total loans	1.24%	1.24%
Annualized net charge-offs to total loans	0.01%	0.01%	0.03%	0.11%

Equity
Book value per share (b)	$ 70.32	$ 62.35
Tangible book value per share (a) (b)	$ 52.02	$ 43.91
Market value per share (Last reported trade of month)	$ 57.02	$ 63.31
Common shares outstanding	4,807,080	4,759,612

Other
Average Full Time Equivalent Employees	377.9	388.5	379.8	392.0
Loan to Deposit Ratio	98.89%	97.11%
Trust assets under management	$ 194,841	$ 180,710
Brokerage assets under management	$ 317,895	$ 395,869

Balance Sheet Highlights	December 31,	December 31,
	2025	2024

Assets	$ 3,064,564	$ 3,025,724
Investment securities	446,556	427,659
Loans (net of unearned income)	2,350,622	2,313,242
Allowance for credit losses - loans	22,806	21,699
Deposits	2,376,979	2,382,028
Stockholders' Equity	338,051	299,734

(a) See reconciliation of GAAP and Non-GAAP measures at the end of the press release:
(b) Prior period amounts were adjusted to reflect stock dividends.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	December 31,	December 31,
(in thousands, except share data)	2025	2024
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 23,933	$ 30,284
Interest-bearing	10,358	11,918
Total cash and cash equivalents	34,291	42,202

Interest bearing time deposits with other banks	3,820	3,820

Equity securities	1,815	1,747

Available-for-sale securities	444,741	425,912

Loans held for sale	9,393	9,607

Loans (net of allowance for credit losses - loans: $22,806 at December 31, 2025;
$21,699 at December 31, 2024)	2,327,816	2,291,543

Premises and equipment	20,998	21,395
Accrued interest receivable	10,698	10,307
Goodwill	85,758	85,758
Bank owned life insurance	51,501	50,341
Other intangibles	2,221	2,892
Fair value of derivative instruments - asset	6,927	10,370
Deferred tax asset	11,440	15,199
Other assets	53,145	54,631

TOTAL ASSETS	$ 3,064,564	$ 3,025,724

LIABILITIES:
Deposits:
Noninterest-bearing	$ 516,657	$ 532,776
Interest-bearing	1,860,322	1,849,252
Total deposits	2,376,979	2,382,028
Borrowed funds	309,448	297,721
Accrued interest payable	3,130	4,693
Fair value of derivative instruments - liability	4,100	5,817
Other liabilities	32,856	35,731
TOTAL LIABILITIES	2,726,513	2,725,990
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares; none issued in 2025 or 2024	-	-
Common stock
$1.00 par value; authorized 25,000,000 shares at December 31, 2025, and 2024:
issued 5,255,807 shares at December 31, 2025 and 5,207,577 shares at December 31, 2024	5,256	5,208
Additional paid-in capital	147,965	144,984
Retained earnings	213,623	189,443
Accumulated other comprehensive loss	(12,377)	(23,521)
Treasury stock, at cost: 448,727 shares at December 31, 2025 and 447,965 shares
at December 31, 2024	(16,416)	(16,380)
TOTAL STOCKHOLDERS' EQUITY	338,051	299,734
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 3,064,564	$ 3,025,724

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except share and per share data)	2025	2024	2025	2024
INTEREST INCOME:
Interest and fees on loans	$ 37,229	$ 36,630	$ 144,430	$ 142,688
Interest-bearing deposits with banks	108	156	502	851
Investment securities:
Taxable	2,579	2,112	9,910	7,135
Nontaxable	811	524	2,626	2,093
Dividends	424	371	1,700	1,550
TOTAL INTEREST INCOME	41,151	39,793	159,168	154,317
INTEREST EXPENSE:
Deposits	11,806	13,875	47,050	52,326
Borrowed funds	3,134	3,045	14,117	15,536
TOTAL INTEREST EXPENSE	14,940	16,920	61,167	67,862
NET INTEREST INCOME	26,211	22,873	98,001	86,455
Provision for credit losses	500	-	2,375	2,587
NET INTEREST INCOME AFTER
PROVISION (RELEASE) FOR CREDIT LOSSES	25,711	22,873	95,626	83,868
NON-INTEREST INCOME:
Service charges	1,377	1,356	5,569	5,749
Trust	199	187	792	816
Brokerage and insurance	556	608	2,627	2,381
Gains on loans sold	570	596	2,290	2,316
Equity security gains, net	11	18	67	145
Earnings on bank owned life insurance	369	350	1,433	1,684
Gain on sale of Braavo division	-	-	-	1,102
Other	316	224	1,566	1,208
TOTAL NON-INTEREST INCOME	3,398	3,339	14,344	15,401
NON-INTEREST EXPENSES:
Salaries and employee benefits	9,213	9,725	39,402	39,347
Occupancy	1,441	1,208	5,299	5,013
Furniture and equipment	353	247	1,209	1,038
Professional fees	806	578	2,341	2,599
FDIC insurance expense	370	407	1,710	1,996
Pennsylvania shares tax	(315)	248	739	1,114
Amortization of intangibles	111	132	478	564
Software expenses	502	445	1,844	1,953
Other real estate owned expenses (recovery)	69	(34)	267	212
Other	3,623	3,712	11,593	11,750
TOTAL NON-INTEREST EXPENSES	16,173	16,668	64,882	65,586
Income before provision for income taxes	12,936	9,544	45,088	33,683
Provision for income tax expense	2,453	1,561	8,516	5,865
NET INCOME	$ 10,483	$ 7,983	$ 36,572	$ 27,818

PER COMMON SHARE DATA:
Net Income - Basic	$ 2.19	$ 1.66	$ 7.62	$ 5.80
Net Income - Diluted	$ 2.18	$ 1.66	$ 7.62	$ 5.79
Cash Dividends Paid	$ 0.500	$ 0.485	$ 1.980	$ 1.931

Number of shares used in computation - basic	4,796,717	4,797,135	4,797,520	4,797,258
Number of shares used in computation - diluted	4,798,194	4,799,578	4,800,093	4,802,139

CITIZENS FINANCIAL SERVICES, INC.
QUARTERLY CONDENSED, CONSOLIDATED INCOME STATEMENT INFORMATION
(UNAUDITED)
(in thousands, except per share data)	Three Months Ended,
	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,
	2025	2025	2025	2025	2024
Interest income	$ 41,151	$ 40,254	$ 38,749	$ 39,014	$ 39,793
Interest expense	14,940	15,114	15,101	16,012	16,920
Net interest income	26,211	25,140	23,648	23,002	22,873
Provision (release) for credit losses	500	500	750	625	-
Net interest income after provision (release) for credit losses	25,711	24,640	22,898	22,377	22,873
Non-interest income	3,387	3,820	3,632	3,438	3,321
Investment securities gains (losses), net	11	34	33	(11)	18
Non-interest expenses	16,173	16,134	16,147	16,428	16,668
Income before provision for income taxes	12,936	12,360	10,416	9,376	9,544
Provision for income tax expense	2,453	2,355	1,953	1,755	1,561
Net income	$ 10,483	$ 10,005	$ 8,463	$ 7,621	$ 7,983
Earnings Per Share - Basic	$ 2.19	$ 2.09	$ 1.76	$ 1.59	$ 1.66
Earnings Per Share - Diluted	$ 2.18	$ 2.09	$ 1.76	$ 1.59	$ 1.66

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Three Months Ended December 31,
	2025			2024
	Average		Average	Average		Average
	Balance (1)	Interest	Rate	Balance (1)	Interest	Rate
(dollars in thousands)	$	$	%	$	$	%
ASSETS
Interest-bearing deposits at banks	16,686	78	1.85	17,680	126	2.84
Interest bearing time deposits at banks	3,820	30	3.12	3,820	30	3.12
Investment securities:
Taxable	368,851	3,003	3.26	368,221	2,483	2.70
Tax-exempt (3)	119,951	1,027	3.42	103,375	664	2.57
Investment securities	488,802	4,030	3.30	471,596	3,147	2.67
Loans: (2)(3)(4)
Residential mortgage loans	345,134	5,303	6.10	355,108	5,146	5.77
Construction loans	95,607	1,734	7.20	173,427	3,276	7.51
Commercial Loans	1,377,802	21,714	6.25	1,270,978	20,173	6.31
Agricultural Loans	373,964	6,279	6.66	355,557	5,275	5.90
Loans to state & political subdivisions	51,915	522	3.99	55,333	555	3.99
Other loans	99,512	1,779	7.09	116,703	2,313	7.89
Loans, net of discount (2)(3)(4)	2,343,934	37,331	6.32	2,327,106	36,738	6.28
Total interest-earning assets	2,853,242	41,469	5.77	2,820,202	40,041	5.65
Cash and due from banks	9,709			9,088
Bank premises and equipment	21,454			21,291
Other assets	184,931			186,815
Total non-interest earning assets	216,094			217,194
Total assets	3,069,336			3,037,396
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Business Interest Checking	23,910	47	0.78	16,820	40	0.95
NOW accounts	723,840	3,863	2.12	742,784	4,608	2.47
Savings accounts	283,289	333	0.47	289,798	367	0.50
Money market accounts	487,732	3,455	2.81	422,624	3,351	3.15
Certificates of deposit	460,552	4,108	3.54	544,320	5,509	4.03
Total interest-bearing deposits	1,979,323	11,806	2.37	2,016,346	13,875	2.74
Other borrowed funds	307,378	3,134	4.05	273,604	3,045	4.43
Total interest-bearing liabilities	2,286,701	14,940	2.59	2,289,950	16,920	2.94
Demand deposits	394,474			395,714
Other liabilities	40,223			29,545
Total non-interest-bearing liabilities	434,697			425,259
Stockholders' equity	347,938			322,187
Total liabilities & stockholders' equity	3,069,336			3,037,396
Net interest income		26,529			23,121
Net interest spread (5)			3.18%			2.71%
Net interest income as a percentage
of average interest-earning assets			3.69%			3.26%
Ratio of interest-earning assets
to interest-bearing liabilities			125%			123%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2025 and 2024. See reconciliation of GAAP and non-gaap measures at the end of the press release
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Year Ended December 31,
	2025			2024
	Average		Average	Average		Average
	Balance (1)	Interest	Rate	Balance (1)	Interest	Rate
(dollars in thousands)	$	$	%	$	$	%
ASSETS
Interest-bearing deposits at banks	23,767	384	1.62	28,264	730	2.58
Interest bearing time deposits at banks	3,820	118	3.09	3,878	121	3.09
Investment securities:
Taxable	378,387	11,610	3.07	359,724	8,685	2.41
Tax-exempt (3)	109,125	3,324	3.05	105,141	2,650	2.52
Investment securities	487,512	14,934	3.06	464,865	11,335	2.44
Loans: (2)(3)(4)
Residential mortgage loans	346,313	20,841	6.02	356,292	20,758	5.83
Construction loans	135,920	9,744	7.17	182,714	13,607	7.45
Commercial Loans	1,320,836	84,059	6.36	1,265,922	80,849	6.39
Agricultural Loans	362,880	21,227	5.85	350,588	18,978	5.41
Loans to state & political subdivisions	52,730	2,071	3.93	55,919	2,213	3.96
Other loans	96,097	6,898	7.18	83,916	6,717	8.00
Loans, net of discount (2)(3)(4)	2,314,776	144,840	6.26	2,295,351	143,122	6.24
Total interest-earning assets	2,829,875	160,276	5.66	2,792,358	155,308	5.56
Cash and due from banks	9,727			9,306
Bank premises and equipment	21,638			21,124
Other assets	180,011			183,674
Total non-interest earning assets	211,376			214,104
Total assets	3,041,251			3,006,462
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Business Interest Checking	20,148	179	0.89	8,756	88	1.01
NOW accounts	718,185	15,361	2.14	756,689	19,117	2.53
Savings accounts	287,162	1,336	0.47	296,275	1,532	0.52
Money market accounts	453,545	12,919	2.85	397,942	12,482	3.14
Certificates of deposit	470,285	17,255	3.67	481,862	19,107	3.97
Total interest-bearing deposits	1,949,325	47,050	2.41	1,941,524	52,326	2.70
Other borrowed funds	326,026	14,117	4.33	323,409	15,536	4.80
Total interest-bearing liabilities	2,275,351	61,167	2.69	2,264,933	67,862	3.00
Demand deposits	387,914			385,702
Other liabilities	40,650			40,593
Total non-interest-bearing liabilities	428,564			426,295
Stockholders' equity	337,336			315,234
Total liabilities & stockholders' equity	3,041,251			3,006,462
Net interest income		99,109			87,446
Net interest spread (5)			2.97%			2.56%
Net interest income as a percentage
of average interest-earning assets			3.50%			3.13%
Ratio of interest-earning assets
to interest-bearing liabilities			124%			123%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2025 and 2024. See reconciliation of GAAP and non-gaap measures at the end of the press release
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED SUMMARY OF LOANS BY TYPE; NON-PERFORMING ASSETS; AND ALLOWANCE FOR CREDIT LOSSES
(UNAUDITED)
(Excludes Loans Held for Sale)
(In Thousands)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024
Real estate:
Residential	$ 340,972	$ 344,790	$ 341,671	$ 350,221	$ 351,398
Commercial	1,218,514	1,180,655	1,151,585	1,117,240	1,121,435
Agricultural	347,448	342,487	331,995	329,985	327,722
Construction	93,965	107,867	138,307	168,896	164,326
Consumer	88,210	109,458	22,364	109,339	109,505
Other commercial loans	179,166	171,345	174,740	158,133	155,012
Other agricultural loans	30,247	27,142	28,366	28,488	29,662
State & political subdivision loans	52,100	51,644	52,727	53,361	54,182
Total loans	2,350,622	2,335,388	2,241,755	2,315,663	2,313,242
Less: allowance for credit losses - loans	22,806	22,454	22,109	22,081	21,699
Net loans	$ 2,327,816	$ 2,312,934	$ 2,219,646	$ 2,293,582	$ 2,291,543

Past due and non-performing assets

Total loans past due 30-89 days and still accruing	$ 9,269	$ 13,228	$ 18,554	$ 9,632	$ 8,015

Non-accrual loans	$ 26,602	$ 20,523	$ 24,595	$ 23,545	$ 25,701
Loans past due 90 days or more and still accruing	229	37	347	1,393	276
Non-performing loans	$ 26,831	$ 20,560	$ 24,942	$ 24,938	$ 25,977
Other real estate owned	2,358	2,434	2,434	2,544	2,635
Total Non-performing assets	$ 29,189	$ 22,994	$ 27,376	$ 27,482	$ 28,612

	Three Months Ended
Analysis of the Allowance for Credit Losses - Loans	December 31,	September 30,	June 30,	March 31,	December 31,
(In Thousands)	2025	2025	2025	2025	2024
Balance, beginning of period	$ 22,454	$ 22,109	$ 22,081	$ 21,699	$ 21,695
Charge-offs	(57)	(20)	(596)	(185)	(105)
Recoveries	6	17	25	29	19
Net charge-offs	(51)	(3)	(571)	(156)	(86)
Provision for credit losses - loans	403	348	599	538	90
Balance, end of period	$ 22,806	$ 22,454	$ 22,109	$ 22,081	$ 21,699

CITIZENS FINANCIAL SERVICES, INC.
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(Dollars in thousands, except per share data)

	As of
	December 31,
	2025	2024
Tangible Equity
Stockholders' Equity - GAAP	$ 338,051	$ 299,734
Intangible Assets	(87,979)	(88,650)
Tangible Equity - Non-GAAP	250,072	211,084
Shares outstanding adjusted for June 2025 stock Dividend	4,807,080	4,806,685
Tangible Book value per share - Non-GAAP	$ 52.02	$ 43.91

	As of
	December 31,
	2025	2024
Tangible Equity per share
Stockholders' Equity per share - GAAP	$ 70.32	$ 62.35
Adjustment for intangible assets	(18.30)	(18.44)
Tangible Book value per share - Non-GAAP	$ 52.02	$ 43.91

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Return on Average Assets Excluding Accumulated Other Comprehensive Loss (AOCL)
Average Assets - GAAP	$ 3,055,993	$ 3,015,467	$ 3,021,591	$ 2,981,322
Average AOCL	(13,343)	(21,929)	(19,660)	(25,140)
Average Assets, Excluding AOCL - Non-GAAP	3,069,336	3,037,396	3,041,251	3,006,462
Net Income - GAAP	$ 10,483	$ 7,983	$ 36,572	$ 27,818
Annualized Return on Average Assets-GAAP	1.37%	1.06%	1.21%	0.93%
Annualized Return on Average Assets, Excluding AOCL - Non-GAAP	1.37%	1.05%	1.20%	0.93%

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Return on Average Equity Excluding Accumulated Other Comprehensive Loss (AOCL)
Average Stockholders' Equity - GAAP	$ 334,595	$ 300,258	$ 317,676	$ 290,094
Average AOCL	(13,343)	(21,929)	(19,660)	(25,140)
Average Stockholders' Equity, Excluding AOCL - Non-GAAP	347,938	322,187	337,336	315,234
Net Income - GAAP	$ 10,483	$ 7,983	$ 36,572	$ 27,818
Annualized Return on Average Stockholders' Equity-GAAP	12.53%	10.63%	11.51%	9.59%
Annualized Return on Average Stockholders' Equity, Excluding AOCL - Non-GAAP	12.05%	9.91%	10.84%	8.82%

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Return on Average Tangible Equity
Average Stockholders' Equity - GAAP	$ 334,595	$ 300,258	$ 317,676	$ 290,094
Average Intangible Assets	(88,062)	(88,757)	(88,308)	(89,031)
Average Tangible Equity - Non-GAAP	246,533	211,501	229,368	201,063
Net Income - GAAP	$ 10,483	$ 7,983	$ 36,572	$ 27,818
Annualized Return on Average Tangible Equity Non-GAAP	17.01%	15.10%	15.94%	13.84%

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Return on Average Assets and Equity Excluding sale of Braavo assets, net of legal fees and provision associated with Braavo loans remaining after sale
Net Income - GAAP	$ 10,483	$ 7,983	$ 36,572	$ 27,818
After tax gain on sale of Braavo, net of legal fees	-	-	-	(712)
After tax provision associated with Braavo loans remaining after sale	-	-	-	1,427
Net Income excluding sale of Braavo assets, net of legal fees and provision associated with Braavo loans remaining after sale - Non-GAAP	$ 10,483	$ 7,983	$ 36,572	$ 28,533
Average Assets	3,055,993	3,015,467	3,021,591	2,981,322
Annualized Return on Average assets, Excluding sale of Braavo assets, net of legal fees, provision associated with Braavo loans remaining after sale, net of tax - Non-GAAP	1.37%	1.06%	1.21%	0.96%

Average Stockholders' Equity - GAAP	$ 334,595	$ 300,258	$ 317,676	$ 290,094
Annualized Return on Average Stockholders' equity, Excluding sale of Braavo assets, net of legal fees, provision associated with Braavo loans remaining after sale, net of tax - Non-GAAP	12.53%	10.63%	11.51%	9.84%

Average Tangible Equity - Non-GAAP	246,533	211,501	229,368	201,063
Annualized Return on Average Tangible Equity Excluding sale of Braavo assets, net of legal fees, provision associated with Braavo loans remaining after sale, net of tax, - Non-GAAP	17.01%	15.10%	15.94%	14.19%

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Earnings per share, Excluding sale of Braavo assets, net of legal fees and provision associated with Braavo loans remaining after sale
Net Income - GAAP	$ 10,483	$ 7,983	$ 36,572	$ 27,818
After tax gain on sale of Braavo, net of legal fees	-	-	-	(712)
After tax provision associated with Braavo loans remaining after sale	-	-	-	1,427
Net income excluding one time items - Non-GAAP	$ 10,483	$ 7,983	$ 36,572	$ 28,533
Number of shares used in computation - basic	4,796,717	4,797,135	4,797,520	4,797,258
Basic and Diluted earnings per share, Excluding sale of Braavo assets, net of legal fees, provision associated with Braavo loans remaining after sale, net of tax - Non-GAAP	$ 2.19	$ 1.66	$ 7.62	$ 5.95

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
Reconciliation of net interest income on fully taxable equivalent basis	2025	2024	2025	2024
Total interest income	$ 41,151	$ 39,793	$ 159,168	$ 154,317
Total interest expense	14,940	16,920	61,167	67,862
Net interest income	26,211	22,873	98,001	86,455
Tax equivalent adjustment	318	248	1,108	991
Net interest income (fully taxable equivalent) - Non-GAAP	$ 26,529	$ 23,121	$ 99,109	$ 87,446